UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2021

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32639	36-3898269
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act.

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐    Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities filed pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	TGTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.   Other Events.

On November 30, 2021, TG Therapeutics, Inc. (the “Company”) issued a press release announcing the U.S. Food and Drug Administration (FDA) has notified the Company that it plans to host a meeting of the Oncologic Drugs Advisory Committee (ODAC), in connection with its review of the pending Biologics License Application (BLA)/supplemental New Drug Application (sNDA) for the combination of UKONIQ® (umbralisib) and ublituximab (combination referred to as U2) for the treatment of chronic lymphocytic leukemia (CLL) and small lymphocytic lymphoma (SLL).

The Company will host a conference call today, Tuesday, November 30, 2021 at 8:30 a.m. to discuss the regulatory updates. A copy of the press release is being filed as Exhibit 99.1 and incorporated in this Item by reference.

Item 9.01    Financial Statements And Exhibits.

(d)    Exhibits.

99.1	Press Release, dated November 30, 2021.

Exhibit 104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: November 30, 2021	By:	/s/ Sean A. Power
	Name:	Sean A. Power
	Title:	Chief Financial Officer